SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

 Date of Report (Date of earliest event reported):  July 18, 1996


                     Imo Industries Inc.
     (Exact name of registrant as specified in its charter)


       Delaware                   1-9294             21-0733751
 (State or other jurisdiction   (Commission       (I.R.S. Employer
    of incorporation)              File Number)     Identification No.)


1009 Lenox Drive, Building Four West
Lawrenceville, New Jersey                          08648
(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code 609-896-7600


                       Not Applicable
        (Former name or address if changed since last report)
















                     IMO INDUSTRIES INC.

                   Form 8-K Current Report

Item 5.  Other Events.

A) - Second Quarter 1996 Results

   In a press release dated July 18, 1996, the Registrant reported results of operations for the second quarter ended June 30, 1996.

   The information set forth in this Item 5 - A is qualified in its entirety by reference to the Registrant's press release announcing such information, which is filed herewith as an exhibit.

B) - Legal Update

   LILCO Litigation

   In June 1992, the Registrant filed an action subsequently transferred to the U.S. District Court, Southern District of New York, that is currently pending against Granite State Insurance Co. ("Granite Sate") in an attempt to collect amounts for defense costs paid to counsel retained by the Registrant in defense of a lawsuit brought against the Registrant by the Long
   Island Lighting Company ("LILCO"). Additional information with respect to the LILCO litigation was previously reported in the Registrant's Form 10-K Report for the year ended December 31, 1995 ("1995 10-K"). On
   May 3, 1996, the Registrant and Granite State reached an agreement in principle which will result in the dismissal of all claims and counterclaims and the elimination of all issues concerning the $20 million payment previously made on behalf of the Registrant under the terms of the Granite State policy. This agreement preserves the Registrant's ability to seek reimbursement of $8.5 million of defense costs previously paid by the Registrant in connection with the LILCO litigation from persons other than Granite State.


   Ni-Tec Investigation

   The activities of certain employees of the Ni-Tec
   Division of the Registrant's Varo Inc. subsidiary ("Ni-
   Tec"), headquartered in Garland, Texas, were the focus of an investigation by the Office of the Inspector
   General of the U.S. Department of Defense and the Department of Justice (Criminal Division). Additional information with respect to the Ni-Tec litigation was previously reported in the Registrant's 1995 10-K. On
   July 15, 1996 the Registrant reached an agreement with the U.S. government to settle all claims related to this investigation and a related qui tam Civil Action brought in the U.S. District Court for the Northern District of Texas by a former Varo employee who has consented to the settlement. The U.S. government had recently notified the Registrant that it intended to intervene in this civil action which had been under seal. The settlement involves the payment by Varo of approximately $2.0 million in consideration of, among other things, dismissal of all civil and administrative claims under the False Claims Act, 31 USC 3929 et seq., and the
   Contract Disputes Act, 41 USC 601 et seq., and claims of common law fraud and breach of contract. As a result of the settlement, Varo will receive approximately $400,000 in contract payments which were being held by a prime contractor pending resolution of Varo's dispute with the government.


Item 7.   Exhibits.

     The following exhibit is being filed with this report:

           Exhibit No.                   Exhibit
          ____________              ___________________
               99                   Press release dated
                                    July 18, 1996 by
                                    Imo Industries Inc.





                         SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                    Imo Industries Inc.
                                    (Registrant)

Date:  July 24, 1996                By: /s/ DONALD K. FARRAR
                                        Donald K. Farrar
                                        Chairman and Chief
                                        Executive Officer